UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2023

DRIVEITAWAY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52883	20-4456503
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3401 Market Street, Suite 200/201
Philadelphia, PA 19104

(Address of principal executive office) (Zip Code)

(856) 577-2763

(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 24, 2022, DriveItAway Holdings, Inc. (f/k/a Creative Learning Corp.) (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with AJB Capital Investments, LLC (“AJB”), and issued a Promissory Note in the principal amount of $750,000 (the “AJB Note”) to AJB in a private transaction for a purchase price of $675,000 (after giving effect to a 10% original issue discount). In connection with the sale of the AJB Note, the Company also paid certain fees and due diligence costs of AJB and brokerage fees to J.H. Darbie & Co., a registered broker-dealer. After payment of the fees and costs, the net proceeds to the Company were $641,250, which will be used for working capital and other general corporate purposes.

The maturity date of the AJB Note is August 24, 2022, but it may be extended for six months upon written notice to AJB by the Company. The AJB Note bears interest at 10% per year, and principal and accrued interest is due on the maturity date. The Company may prepay the AJB Note at any time without penalty. Under the terms of the AJB Note, the Company may not sell a significant portion of its assets without the approval of AJB, may not issue additional debt that is not subordinate to AJB, must comply with the Company’s reporting requirements under the Securities Exchange Act of 1934, and must maintain the listing of the Company’s common stock on the OTC Market or other exchange, among other restrictions and requirements. The Company’s failure to make required payments under the AJB Note or to comply with any of these covenants, among other matters, would constitute an event of default. Upon an event of default under the SPA or AJB Note, the AJB Note will bear interest at 18%, AJB may immediately accelerate the AJB Note due date, AJB may convert the amount outstanding under the AJB Note into shares of Company common stock at a discount to the market price of the stock, and AJB will be entitled to its costs of collection, among other penalties and remedies.

The Company provided various representations, warranties, and covenants to AJB in the SPA. The Company’s breach of any representation or warranty, or failure to comply with the covenants would constitute an event of default. Also pursuant to the SPA, the Company paid AJB a commitment fee of 4,000,000 unregistered shares of the Company’s common stock (the “Commitment Fee Shares”). If, after the sixth month anniversary of closing and before the thirty-sixth month anniversary of closing, AJB has been unable to sell the Commitment Fee Shares for $400,000, then the Company may be required to issue additional shares or pay cash in the amount of the shortfall. However, if the Company pays the AJB Note off before August 24, 2022, then the Company may redeem 2,000,000 of the Commitment Fee Shares for one dollar. Pursuant to the SPA, the Company also issued to AJB a Common Stock Purchase Warrant (the “Warrant”) to purchase 1,000,000 shares of the Company’s common stock for $0.30 per share. The Warrant expires on February 24, 2027. The Warrant also includes various covenants of the Company for the benefit of the Warrant holder and includes a beneficial ownership limitation on the holder that, in certain circumstances, may serve to restrict the holder’s right to exercise the Warrant.

The above information was disclosed previously on a Current Report on Form 8-K filed by the Company on March 2, 2022.

On August 24, 2022, pursuant to the terms in the AJB Note, the Company provided notice to AJB to extend the maturity date on the AJB Note to February 24, 2023.

On October 31, 2022, the Company and ABJ entered into a First Amendment to the SPA (the “Amended SPA”), whereby ABJ agreed to waive certain events of default under the SPA and AJB Note, specifically the failure of the Company to timely file a quarterly report on Form 10-Q for the period ended March 31, 2022, and for the temporary loss of the “bid” price of the Company’s common stock. In consideration for the above, the Company agreed to issue ABJ an additional 1,000,000 Commitment Fee Shares.

The above information was disclosed previously on a Current Report on Form 8-K filed by the Company on November 4, 2022.

On February 10, 2023, the Company and AJB entered into a First Amendment to the Promissory Note (the “Amended Note”), pursuant to which the (a) principal amount of the Note will be increased by $85,000 and such amount shall be disbursed to the Company for exclusive use to pay certain third party vendors of the Company as provided in the Amended Note; and (b) to extend the Maturity Date to May 24, 2023.

In addition, the Company and AJB entered into the Second Amendment to the Securities Purchase Agreement (the “Second Amended SPA”) reflecting certain additional amendments in contemplation of the Note Amendment, and the Amended and Restated Common Stock Purchase Warrant (the “Amended Warrant”), as defined below.

As consideration for the Amended Note and Second Amended SPA, the Company issued AJB the Amended Warrant, pursuant to which the number of shares issuable under the Amended Warrant will be increased to 2,000,000 and the exercise price redefined to be $0.05. The Amended Warrant also includes various covenants of the Company for the benefit of the warrant holder and includes a beneficial ownership limitation on the holder that, in certain circumstances, may serve to restrict the holder’s right to exercise the Amended Warrant. In addition, the Amended Warrant also contains certain conditions in which the exercise price may be adjusted, as well as registration rights by AJB of the shares underlying the warrants.

All other terms, conditions, and provisions of the Note, the SPA and the Amended SPA shall remain in full force and effect, except as expressly provided in the Amended Note and the Second Amended SPA.

In addition, the Company and AJB entered into a side letter agreement, pursuant to which the Company agreed that AJB shall (i) withhold an aggregate of $3,500 from the proceeds under the Amended Note to reimburse AJB for legal and due diligence expenses, and (ii) disburse the remainder of the proceeds directly to certain service providers of the Company pursuant to the Company’s instructions and as provided in the Amended Note and the Second Amended SPA, rather than directly to the Company.

The offer and sale of the , Amended Note and the Amended Warrant was made in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on exemptions afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

The foregoing description of the Second Amended SPA, Side Letter Agreement, Amended Note and the Amended Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Second Amended SPA, Side Letter Agreement, Amended Note and the Amended Warrant, which are filed as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Items 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	First Amendment to Promissory Note, issued by the Company to AJB Capital Investments LLC, dated February 10, 2023
4.2	Amended and Restated Common Stock Purchase Warrant, issued by the Company to AJB Capital Investments LLC, dated February 10, 2023
10.1	Second Amendment to Securities Purchase Agreement, by and between the Company and AJB Capital Investments LLC, dated February 10, 2023
10.2	Side Letter Agreement, by and between the Company and AJB Capital Investments LLC, dated February 10, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DRIVEITAWAY HOLDINGS, INC.

Dated: February 16, 2023	By:	/s/ John Possumato
	Name:	John Possumato
	Title:	Chief Executive Officer